UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On August 27, 2013, the Board of Directors of Sunshine Financial, Inc. (the “Company”) voted to amend Article II, Section 12 of the Company’s Bylaws.  The amendment, which deletes the mandatory retirement age provision, will be effective immediately.

    A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 to this Form 8-K.

Item 8.01  Other Events.

    On August 28, 2013, the Company announced that its Board of Directors authorized a stock repurchase program.  Under that program, the Company may purchase up to 123,445 shares, or approximately 10% of its currently outstanding shares of common stock.  The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions.  The stock repurchase program will expire on August 27, 2014 unless completed sooner or otherwise extended.

ITEM 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 3.2	Bylaws of Sunshine Financial, Inc., as amended

	Exhibit 99.1	Press Release dated August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC

Date:	August 28, 2013	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.2	Bylaws of Sunshine Financial, Inc., as amended

Exhibit 99.1	Press Release dated August 28, 2013.